PRE-CLOSING ESCROW AGREEMENT

      THIS PRE-CLOSING ESCROW AGREEMENT ("Escrow Agreement") is made and entered into as of the 10th day of June, 1999 by and between FRANCIS COMMUNICATIONS I, LTD., a Texas limited partnership ("Seller"), AQUIS COMMUNICATIONS, INC., a Delaware corporation ("Purchaser"), and CHASE BANK OF TEXAS, NATIONAL ASSOCIATION (hereinafter referred to as "Escrow Agent" or "Bank").

                              W I T N E S S E T H:

      WHEREAS, pursuant to the terms and provisions of that certain Asset Purchase Agreement (the "Asset Purchase Agreement"), dated as of June 10, 1999 by and among Seller, Purchaser, Aquis Communications Group, Inc., a Delaware corporation and Francis Communications Texas, Inc., a Texas corporation, Seller has agreed to sell to Purchaser and Purchaser has agreed to purchase from Seller the radio paging business presently being conducted by Seller (the "Paging Business"); and

      WHEREAS, the Asset Purchase Agreement provides that contemporaneously with the execution of the Asset Purchase Agreement, Seller shall deliver to Escrow Agent One Hundred Thousand Dollars ($100,000.00), said cash to be held by Escrow Agent pending the closing of the Asset Purchase Agreement.

      NOW, THEREFORE, for and in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

      1. Appointment of Escrow Agent. Seller and Purchaser hereby appoint and designate Escrow Agent as escrow agent for the purpose herein set forth and Escrow Agent accepts such appointment. All references to the "Escrow Agent," as that term is used herein, shall refer to the Escrow Agent solely in its capacity as escrow agent hereunder.

      2. Transfer into Escrow. Purchaser has delivered the sum of One Hundred Thousand Dollars ($100,000.00) (the "Escrowed Funds") to the Escrow Agent contemporaneously with the execution of this Escrow Agreement. Escrow Agent hereby acknowledges receipt of $100,000.00 paid to it by Purchaser as the initial Escrowed Funds. Escrow Agent shall hold the Escrowed Funds in a segregated account entitled "Chase Bank of Texas, National Association, as agent pursuant to an Escrow Agreement dated as of June 10, 1999, among it, Francis Communications I, Ltd., and Aquis Communications, Inc.". It is hereby expressly stipulated and agreed that all interest and other earnings on the Escrowed Funds shall become a part of the Escrowed Funds for all purposes, and that all losses resulting from the investment or reinvestment thereof from time to time and all amounts charged thereto to compensate or reimburse the Escrow Agent from time to time for


                           EXHIBIT "A" - Page 1 of 11
amounts owing to it hereunder shall, from the time of such loss or charge, no longer constitute part of the Escrowed Funds.

      3. Investment. Upon the delivery by Purchaser of the Escrowed Funds to the Escrow Agent, the Escrow Agent shall invest the Escrowed Funds in Vista U.S. Government Money Market Fund Vista Shares unless otherwise instructed by Purchaser in writing from time to time during the term of this Escrow Agreement. Such written instructions, if any, referred to in the foregoing sentence shall specify the type and identity of the investments to be purchased and/or sold and shall also include the name of the broker-dealer, if any, which the Purchaser directs the Escrow Agent to use in respect of such investment, any particular settlement procedures required, if any (which settlement procedures shall be consistent with industry standards and practices), and such other information as Escrow Agent may require. Escrow Agent shall not be liable for failure to invest or reinvest funds absent sufficient written direction. Unless Escrow Agent is otherwise directed in such written instructions, Escrow Agent may use a broker-dealer of its own selection, including a broker-dealer owned by or affiliated with Escrow Agent or any of its affiliates. The Escrow Agent or any of its affiliates may receive compensation with respect to any investment directed hereunder.

      4. Payment of Interest. Intentionally Omitted.

      5. Distribution of Escrowed Funds.

            (a) Escrow Agent shall hold the Escrowed Funds until receipt of a written directive (a "Distribution Notice") jointly signed by Seller and Purchaser instructing Escrow Agent to distribute the Escrowed Funds in accordance with such Distribution Notice.

            (b) Ten (10) Business Days (as defined in Section 7 hereof) after Escrow Agent's receipt of a Distribution Notice from Purchaser (which notice the Purchaser shall give to the Seller at the same time it is given to Escrow Agent) that the Asset Purchase Agreement has been terminated for any reason other than:
(i) breach by Purchaser pursuant to Section 13(a)(ii) of the Asset Purchase Agreement, or (ii) failure by Purchaser to obtain the FINOVA Consent pursuant to
Section 13(a)(iv) of the Asset Purchase Agreement, then Escrow Agent shall disburse the Escrowed Funds to the Purchaser, unless the Escrow Agent shall have received notice from Seller within such ten (10) Business Days disputing that the Asset Purchase Agreement has been so terminated.

            (c) In the event Escrow Agent has not received a Distribution Notice jointly signed by Seller and Purchaser on or before March 31, 2000 (and the Escrowed Funds have not otherwise been distributed pursuant to clauses (a) or
(b) above), then the Escrow Agent shall send a notice to each of Seller and Purchaser on such date informing them that Escrow Agent shall deliver the Escrowed Funds to Purchaser ten (10) Business Days after Escrow Agent's delivery of such notice, and following such ten (10) Business Days Escrow Agent shall so deliver the Escrowed Funds unless Escrow Agent shall have received a notice from the Seller within such ten (10) Business Days disputing that the Asset Purchase Agreement was terminated pursuant to Section 13(a)(iii) of the Asset Purchase Agreement.


                           EXHIBIT "A" - Page 2 of 11

            (d) In the event Seller timely gives the Escrow Agent a disputing notice pursuant to subsection (b) or (c) above, Escrow Agent shall not disperse the Escrowed Funds in accordance with such subsection until the dispute has been resolved. Upon receipt by Escrow Agent of a copy of a final judgment, decree or order of a court of competent jurisdiction, or copy of a final arbitration award, adjudicating the dispute, Escrow Agent shall distribute the Escrowed Funds in accordance with such adjudication or in accordance with a Distribution Notice jointly signed by Seller and Purchaser.

      6. Agent's Duties. All parties understand and agree that Escrow Agent is not a principal, participant or beneficiary of the underlying transaction which necessitates this Escrow Agreement. The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in acting or refraining from acting on any instrument believed by it to be and to have been signed or presented by the proper party or parties, their officers, representatives or agents. The Escrow Agent shall not be liable for any action taken or omitted by it in good faith and reasonably believed by it to be authorized hereby, nor for action taken or omitted by it in accordance with the advice of its counsel. Escrow Agent shall be responsible for holding, investing and disbursing the Escrowed Funds pursuant to this Agreement, but in no event shall Escrow Agent be liable for any exemplary or consequential damages in excess of Escrow Agent's fee hereunder.

      7. Acceptance and Investment of Escrowed Funds. Receipt or investment of the Escrowed Funds shall be confirmed by the Escrow Agent as soon as practicable by account statement unless otherwise indicated; and any discrepancies shall be noted to Escrow Agent within thirty (30) calendar days after receipt thereof. For purposes of this paragraph, (a) each account statement shall be deemed to have been received by the party to whom directed on the earlier to occur of (i) actual receipt thereof and (ii) three "Business Days" (hereinafter defined) after the deposit thereof in the United States Mail, postage prepaid and (b) the term "Business Day" shall mean any day of the year, excluding Saturday, Sunday and any other day on which national banks are required or authorized to close in El Paso, Texas. Failure to inform Escrow Agent in writing of any discrepancies shall be deemed confirmation of the description of Escrowed Funds listed on the report, regardless of any variations from the original schedule. The Escrow Agent shall not be liable for losses on any investments, market risk due to premature liquidation, or other actions taken in compliance with this Escrow Agreement or appropriate written instructions. Prior to any investment, the parties hereto shall provide the Escrow Agent with written certification of the respective taxpayer identification numbers or appropriate foreign taxpayer exemptions. Failure to provide such information may incur a penalty and cause the Escrow Agent to be required to withhold tax on any interest payable hereunder. Any payments of income shall be subject to applicable United States withholding regulations then in force.

      8. Interpleader. Should any controversy arise between the undersigned with respect to this Escrow Agreement or with respect to the right to receive the Escrowed Funds or should a substitute Escrow Agent fail to be designated as provided in Section 10 hereof or if Escrow Agent should be in doubt as to what action to take, Escrow Agent shall have the right to consult counsel,


                           EXHIBIT "A" - Page 3 of 11
withhold delivery of the Escrowed Funds and/or to institute a bill of interpleader in any court of competent jurisdiction to determine the rights of the parties (subject to Section 16 hereof). Should such actions be necessary, or should Escrow Agent become threatened or involved in litigation or binding arbitration in any manner whatsoever on account of this Escrow Agreement or the Escrowed Funds, the undersigned hereby jointly and severally bind and obligate themselves, their heirs, successors, assigns and legal representatives to pay Escrow Agent reasonable attorney's fees incurred by Escrow Agent, and any other disbursements, expenses, losses, costs and damages in connection with or resulting from such actions, except in the event of Escrow Agent's willful misconduct or gross negligence.

      9. Standard of Care. The Escrow Agent shall have no liability under, or duty to inquire beyond the terms and provisions of this Escrow Agreement, and it is agreed that its duties are purely ministerial in nature, and that the Escrow Agent shall incur no liability whatsoever except for (i) its failure to perform its obligations as specified herein (ii) willful misconduct or (ii) gross negligence, so long as it has acted in good faith. The Escrow Agent shall not be bound by any modification, amendment, termination, cancellation, rescission or supersession of this Escrow Agreement unless the same shall be in writing and signed by all of the other parties hereto and, if its duties as Escrow Agent hereunder are affected hereby, unless it shall have given prior written consent thereto. Without limiting the generality of the foregoing, it is hereby expressly agreed and stipulated by the parties hereto that Escrow Agent shall not be required to exercise any discretion hereunder and shall have no investment or management responsibility, and accordingly, shall have no duty to, or liability for its failure to, provide investment recommendations or investment advice to the Purchaser or Seller. It is the intention of the parties hereto that Escrow Agent shall never be required to use, advance or risk its own funds or otherwise incur financial liability in the performance of any of its duties or the exercise of any of its rights and powers hereunder.

      10. Resignation. The Escrow Agent may, at any time, resign hereunder by giving written notice of its resignation to the other parties hereto, at their address set forth herein at least ten (10) days prior to the date for such resignation specified to take effect. Upon the effective date of such resignation, the Escrowed Funds shall be delivered to such successor escrow agent or other person as may be mutually designated in writing by both Purchaser and Seller, whereupon all the Escrow Agent's obligations hereunder shall cease and terminate. The Escrow Agent's sole responsibility until such termination shall be to keep safely all Escrowed Funds and to deliver the same to a person designated by the appropriate parties executing this Escrow Agreement or in accordance with the directions of a final order or judgment of a court of competent jurisdiction at which time of delivery, Escrow Agent's obligations hereunder shall cease and terminate.

      11. Indemnification. The parties jointly and severally agree to indemnify, defend and hold the Escrow Agent harmless from and against any and all loss, damage, tax, liability and expense that may be incurred by the Escrow Agent arising out of or in connection with its acceptance or appointment as Escrow Agent hereunder except for the negligence, willful misconduct or gross negligence of Escrow Agent, or the failure of Escrow Agent to perform its obligations as specified herein, including the legal costs and expenses of defending itself against any claim or liability in


                           EXHIBIT "A" - Page 4 of 11
connection with its performance hereunder. IT IS THE EXPRESS INTENT OF EACH Purchaser AND SELLER TO INDEMNIFY EACH OF THE INDEMNIFIED PARTIES FOR, AND HOLD THEM HARMLESS AGAINST, THEIR OWN NEGLIGENT ACTS OR OMISSIONS.

      12. Fees. The parties jointly and severally agree to pay the Escrow Agent its fees for the services rendered pursuant to the provisions of this Escrow Agreement in accordance with the Escrow Fee Schedule attached hereto as Schedule B and will reimburse the Escrow Agent for reasonable expenses, including reasonable attorney's fees incurred in connection with the negotiation, drafting and performance of such services. Except where otherwise noted, this fee covers account acceptance, set up and termination expenses; plus usual and customary related administrative services such as safekeeping, investment and payment of funds specified herein or in exhibits attached. Activities requiring excessive administrator time or out-of-pocket expenses such as optional substitution of collateral or securities shall be deemed extraordinary expenses for which related costs, transaction charges, and additions fees will be billed at Escrow Agent's standard charges for such items.

      13. Lien. Escrow Agent is hereby given a lien on the Escrowed Funds for all fees, expenses, taxes, indebtedness, and other financial obligations that may become owing to Escrow Agent arising hereunder, including any indemnities prescribed herein, which lien may be enforced by Escrow Agent without notice or presentment by set-off or appropriate foreclosure proceedings. In all cases, any unpaid fees may be deducted by Escrow Agent without prior notice before final disbursement of the Escrowed Funds.

      14. Disclaimer. The parties warrant to the Escrow Agent that there are no federal, state or local tax liabilities or filing requirements whatsoever concerning the Escrow Agent's actions contemplated hereunder and warrant and represent to the Escrow Agent that the Escrow Agent has no duty to withhold or file any report or any tax liability under any federal or state income tax, local or state sales or use taxes, or any other tax by any taxing authority. The parties hereto agree to jointly and severally indemnify the Escrow Agent fully for any tax liability, penalties or interest incurred by the Escrow Agent arising hereunder and agree to pay in full any such tax liability together with penalty and interest if any is ultimately assessed against the Escrow Agent for any reason as a result of its action hereunder (except for the Escrow Agent's individual tax liability).

      15. Force Majeure. Except for the negligence, willful misconduct or gross negligence of Escrow Agent, the Escrow Agent shall have no liability for loss arising from any cause beyond its control, including, but not limited to, the following: (a) acts of God, force majeure, including, without limitation, war (whether or not declared or existing), revolution, insurrection, riot, civil commotion, accident, fire, explosion, stoppage of labor, strikes and other differences with employees; (b) the act, failure or neglect of any agent or correspondent selected by the Escrow Agent or the parties hereto; (c) any delay, error, omission or default connected with the remittance of funds; (d) any delay, error, omission or default of any mail, telegraph, cable or wireless agency or operator; (e) the acts or edicts of any government or governmental agency or other group or entity exercising


                           EXHIBIT "A" - Page 5 of 11
governmental powers. Escrow Agent is not responsible or liable in any manner whatsoever for the sufficiency, correctness, genuineness or validity of the subject matter of this Escrow Agreement or any part hereof or for the transaction or transactions requiring or underlying the execution of this Escrow Agreement, the form of execution hereof or for the identity or authority of any person executing this Escrow Agreement or any part hereof or depositing the Escrowed Funds.

      16. Choice of Laws; Cumulative Rights. This Escrow Agreement shall be governed by and construed in accordance with the domestic laws of the State of New York without giving effect to any choice or conflict of law provision or rule (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York. Notwithstanding the foregoing, the parties irrevocably submit to the jurisdiction of the United States District Court for the Western District of Texas, El Paso Division, over any suit, action or proceeding arising out of or in any way related to this Escrow Agreement. The parties irrevocably waive, to the fullest extent permitted by law, any objection which either of them may have to the laying of venue of any such suit, action or proceeding brought in any such court, and any claim that such suit, action or proceeding brought in such court has been brought in an inconvenient forum. It is the intention of the parties that any suit, action or proceeding arising out of or in any way related to this Escrow Agreement be brought only in the United States District Court for the Western District of Texas, El Paso Division. In the event there does not exist federal jurisdiction, then either party may bring any such suit, action or proceeding in any court having jurisdiction. In the event that either party shall not have appointed an agent for service of process in Texas, each party agrees that it may be served with process by registered or certified mail, postage prepaid, mailed to the addresses set forth in Section 24 hereof.

      17. Taxpayer Indemnification. In addition, due to the requirement that all trust accounts have Taxpayer Identification Numbers documented by appropriate W-8 or W-9 Forms, failure to provide such forms to the account administrator with 30 days of opening the account may prevent or delay final disbursement of funds.

      18. Funds Transfer. In the event funds transfer instructions are given (other than in writing at the time of execution of this Escrow Agreement), whether in writing, by telefax, or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or person designated on Schedule A hereto, and the Escrow Agent may rely upon the confirmations of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in writing actually received and acknowledged by the Escrow Agent. The parties to this Escrow Agreement acknowledge that such security procedure is commercially reasonable.

            It is understood that the Escrow Agent and the beneficiary's bank in any funds transfer may rely solely upon any account numbers or similar identifying number provided by either of the other parties hereto to identify
(i) the beneficiary, (ii) the beneficiary's bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the Escrowed Funds for any payment order it executes using any such identifying number, even where its use may result in a person other than


                           EXHIBIT "A" - Page 6 of 11
the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary's bank or an intermediary bank, designated.

      19. Consultation with Legal Counsel. Escrow Agent may consult with its counsel or other counsel satisfactory to it concerning any question relating to its duties or responsibilities hereunder or otherwise in connection herewith and shall not be liable for any action taken, suffered or omitted by it in good faith upon the advice of such counsel.

      20. Assignment. This Escrow Agreement shall not be assigned by either of the Seller and Purchaser without the prior written consent of Escrow Agent (such assigns of the Seller and Purchaser to which Escrow Agent consents, if any, and Escrow Agent's assigns being hereinafter referred to collectively as "Permitted Assigns").

      21. Severability. If one or more of the provisions hereof shall for any reason by held to be invalid, illegal or unenforceable in any respect under applicable law, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and this Escrow Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and the remaining provisions hereof shall be given full force and effect.

      22. Termination. This Escrow Agreement shall terminate upon the disbursement, in accordance with Sections 5 or 10 hereof, of the Escrowed Funds in full; provided, however, that in the event all fees, expenses, costs and other amounts required to be paid to Escrow Agent hereunder are not fully and finally paid prior to termination, the provisions of Section 12 hereof shall survive the termination hereof and, provided further, that the last two sentences of Section 8 hereof and the provisions of Section 11 hereof shall, in any event, survive the termination hereof.

      23. General. The section headings contained in this Escrow Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Escrow Agreement. This Escrow Agreement and any affidavit, certificate, instrument, agreement or other document required to be provided hereunder may be executed in two or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute but one and the same instrument. Unless the context shall otherwise require, the singular shall include the plural and vice-versa, and each pronoun in any gender shall include all other genders. The terms and provisions of this Escrow Agreement constitute the entire agreement among the parties hereto in respect of the subject matter hereof, and neither the Seller, Purchaser nor the Escrow Agent has relied on any representations or agreements of the other, except as specifically set forth in this Escrow Agreement. This Escrow Agreement or any provision hereof may be amended, modified, waived or terminated only be written instrument duly signed by the parties hereto. This Escrow Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, devisees, executors, administrators, personal representatives, successors, trustees, receivers and Permitted Assigns. This Escrow Agreement is for the sole and exclusive benefit of the Seller, Purchaser and the Escrow Agent, and nothing in this Escrow Agreement, express or implied, is intended to confer or shall be


                           EXHIBIT "A" - Page 7 of 11
construed as conferring upon any other person any rights, remedies or any other type or types of benefits.

      24. Notices and Instructions. All notices and instructions ("Notices") provided for or permitted hereunder shall be in writing and shall be deemed given if delivered personally (including delivery by an express delivery service or by facsimile transmission during the recipient's regular business hours) or mailed, by certified or registered mail, return receipt requested, with postage prepaid, and addressed to the parties hereto as follows:

            If to Seller:

            Francis Communications I, Ltd.
            5750 Trowbridge
            El Paso, Texas  79925
            Attention:  L. Frederick Francis
            Telephone:  (915) 778-2000
            Telefax:  (915) 775-9941

            With a copy to:

            Scott, Hulse, Marshall, Feuille,
             Finger & Thurmond, P.C.
            100 Chase Tower, 201 E. Main
            El Paso, Texas  79901
            Attention: W. David Bernard
            Telephone: (915) 533-2493
            Telefax:   (915) 546-8333

            If to Purchaser:

            Aquis Communications, Inc.
            1719A Route 10, Suite 300
            Parsipanny, New Jersey  07054
            Attention:  John X. Adiletta, President
            Telephone: (973) 560-8001
            Telefax:  (973) 560-8060


                           EXHIBIT "A" - Page 8 of 11

            With a copy to:

            Phillips Nizer Benjamin Krim & Ballon LLP
            666 Fifth Avenue
            New York, New York  10103-0084
            Attention:  Monte Engler, Esq.
            Telephone:  (212) 977-9700
            Telefax:  (212) 262-5152

            If to Escrow Agent:

            Chase Bank of Texas, National Association
            P.O. Box 140
            El Paso, Texas  79980
            Attention: Corporate Trust
            Phone: (915) 546-6500
            Fax:   _________________

      Any such Notice shall be effective upon receipt. Any party may change its address and facsimile number for the purpose of notice by giving notice in accordance with the provisions of this Section 24.

            [THE REMAINDER OF THIS PAGE WAS INTENTIONALLY LEFT BLANK]


                           EXHIBIT "A" - Page 9 of 11

      IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the day and year first above written.

                              SELLER:

                              FRANCIS COMMUNICATIONS I, LTD.

                              By:   Francis Communications Texas, Inc.

                              Its:  General Partner

                                    By: /s/ L. Frederick Francis
                                        ------------------------------------
                                        L. Frederick Francis

                                        Its: President


                              PURCHASER:

                              AQUIS COMMUNICATIONS, INC.

                              By:  /s/ John X. Adiletta
                                   ------------------------------------------

                              Its: PRESIDENT
                                   ------------------------------------------


                              ESCROW AGENT:

                              CHASE BANK OF TEXAS, NATIONAL ASSOCIATION

                              By:  /s/ Sara Wilson
                                   ------------------------------------------

                              Its: SARAH WILSON
                                   VICE PRESIDENT
                                   ------------------------------------------


                           EXHIBIT "A" - Page 10 of 11

                                   SCHEDULE A

                Telephone Number(s) for Call-Backs and Person(s)
                Designated to Confirm Funds Transfer Instructions

If to Seller:

      Name                                Telephone Number
      ----                                ----------------

1.    L. Frederick Francis                (915) 778-2000

2.    Ellis Gerrish                       (915) 778-2000

If to Purchaser:

      Name                                Telephone Number
      ----                                ----------------

1.    John X. Adiletta                    (973) 560-8001

2.    Brian Plunkett                      (973) 560-8006

Telephone call-backs shall be made to each of Seller and Purchaser if joint instructions are required pursuant to the Agreement.


                           EXHIBIT "A" - Page 11 of 11